                                                                Exhibit 10.4


                                                 Warrant to Purchase 200,000
                                                 Shares of Common Stock


                           Representative's Warrant

                           Dated:  [Effective Date]


     This Certifies That H.J. Meyers & Co., Inc. (herein sometimes called the "Holder") is entitled to purchase from Ambassador Eyewear Group, Inc., a Delaware corporation (the "Company"), at the respective prices and during the period hereinafter specified, up to 200,000 shares of the Common Stock, $.01 par value, of the Company (the "Common Stock"). This Representative's Warrant (this "Warrant") is issued pursuant to an Underwriting Agreement dated [Effective Date] between the Company and H.J. Meyers & Co., Inc. (the "Representative"), as representative of certain underwriters, including itself (the "Underwriters"), in connection with a public offering, through the Underwriters (the "Offering"), of 2,000,000 shares of Common Stock (and up to 300,000 additional shares of Common Stock covered by an over-allotment option granted to the Underwriters), in consideration of $5.00 received by the Company for this Warrant. Except as otherwise expressly provided herein, the shares of Common Stock issued upon exercise of this Warrant shall bear the same terms and conditions described under the caption "Description Of Securities" in the registration statement (File No. 33-31343) on Form SB-2 relating to the Offering (the "Registration Statement"), except that (i) the Holder shall have registration rights under the Securities Act of 1933, as amended (the "Act"), for this Warrant and the Common Stock as more fully described in Section 6. Each certificate evidencing the Registrable Securities (as hereinafter defined) shall bear the appropriate restrictive legend set forth below, except that any such certificate shall not bear such restrictive legend if (a) it is transferred pursuant to an effective registration statement under the Act or in compliance with Rule 144 or Rule 144A promulgated under the Act, or (b) the Company is provided with an opinion of counsel to the effect that such legend is not required in order to establish compliance with the provisions of the Act:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. COPIES OF THE REPRESENTATIVE'S WARRANT COVERING REGISTRATION RIGHTS PERTAINING TO THESE SECURITIES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY AT THE OFFICE OF THE COMPANY AT BENSALEM< PENNSYLVANIA."

Unless the context otherwise requires, all references herein to a "Section" shall mean the appropriate Section of this Warrant.

     1. Exercise Price and Period. The rights represented by this Warrant shall be exercised at the price and during the periods set forth below:

          (a) During the period from [EFFECTIVE DATE] to [EFFECTIVE DATE+1 YEAR-1 DAY] (the "First Anniversary Date") inclusive, the Holder shall have no right to purchase any Securities hereunder, except that in the event of any merger or consolidation of the Company into another entity, or any sale of substantially all of the assets of the Company as an entirety, prior to the First Anniversary Date, the Holder shall have the right to exercise this Warrant at such time and into such kinds and amounts of shares of stock and other securities and property (including cash) as would be receivable by a holder of the number of shares of Common Stock into which this Warrant might have been exercisable immediately prior thereto.

          (b)  Between [EFFECTIVE DATE +1 YEAR] and
[EFFECTIVE DATE+5 YEARS-1 DAY] (the "Expiration Date") inclusive, the Holder shall have the right to purchase hereunder: (i) shares of Common Stock at a price of $8.25 per share (that being 165 percent of the public offering price of the shares of Common Stock) (the "Share Exercise Price").

          (c) Notwithstanding the provisions of Section 1(b) with respect to the Exercise Price to the contrary, the Holder may elect to exercise this Warrant, in whole or in part, by receiving Common Stock equal to the value (as herein determined) of the portion of this Warrant then being exercised, in which event the Company shall issue to the Holder the number of shares of Common Stock determined by using the following formula:

               X =  Y(A-B)
                    ------
                      A

     where:    X =  the number of shares of Common Stock to be issued to the
                    Holder under the provisions of this Section 1(c)

               Y = the number of shares of Common Stock that would otherwise be issued upon such exercise

               A = the Current Fair Market Value (as hereinafter defined) of one share of Common Stock calculated as of the last trading day immediately preceding such exercise

               B =  the Exercise Price

As used herein, the "Current Fair Market Value" of the Common Stock as of a specified date shall mean with respect to each share of Common Stock, (i) the average of the closing prices of the Common Stock sold on all securities exchanges on which the Common Stock may at the time be listed, or (ii) if there have been no sales on any such exchange on such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or (iii) if on such day the Common Stock is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 p.m., New York time, or (iv) if on such day the Common Stock is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day on such regional stock exchnage on which the Company's Common Stock is then listed or in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated or any similar successor organization, (the exchange to be used in determining the Current Fair Market Value shall be determined in the sole discretion of the Holder) in any such case, either (i) calculated on the date which the form of election specified in Section 2 herein is deemed to have been sent to the Company or (ii) averaged over a period of 5 days consisting of the day as of which the Current Fair Market Value is being determined and the 4 consecutive business days prior to such day. The Holder hereof shall determine in its sole discretion which method of calculation to use. If on the date for which Current Fair Market Value is to be determined the Common Stock is not listed on any securities exchange or quoted in the NASDAQ System, a regional exchange or the over-the-counter market, then Current Fair Market Value of the Common Stock shall be the highest price per share which the Company could then obtain from a willing buyer (not a current employee or director) for Common Stock sold by the Company from authorized but unissued shares, as determined in good faith by the Board of Directors of the Company, unless prior to such date the Company has become subject to a merger, consolidation, reorganization, acquisition or other similar transaction pursuant to which the Company is not the surviving entity, in which case the Current Fair Market Value of the Common Stock shall be deemed to be the per share value received or to be received in such transaction by the holders of Common Stock.

          (d) After the Expiration Date, the Holder shall have no right to purchase any shares of Common Stock hereunder.

     2. Exercise. The rights represented by this Warrant may be exercised, in whole or in part (with respect to shares of Common Stock, by the Holder at any time within the periods specified in Section 1 by: (a) surrender of this Warrant for cancellation (with the purchase form at the end hereof properly executed) at the principal executive office of the Company (or at such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company); (b) to the extent that the Holder does not use the election provided by Section 1(c), payment to the Company of the Exercise Price for the number of shares of Common Stock specified in the such purchase form, together with the amount of applicable stock transfer taxes, if any; and (c) delivery to the Company of a duly executed agreement signed by the person(s) designated in the purchase form to the effect that such person(s) agree(s) to be bound by all of the terms and conditions of this Warrant, including without limitation the provisions of Sections 6 and 7. This Warrant shall be deemed to have been exercised, in whole or in part to the extent specified, immediately prior to the close of business on the date on which all of the provisions of this Section 2 are satisfied, and the person(s) designated in the purchase form shall become the holder(s) of record of the shares of Common Stock issuable upon such exercise at that time and date. The certificates representing the shares of Common Stock so purchased shall be delivered to the Holder within a reasonable time, not exceeding ten business days, after this Warrant shall have been so exercised.

     3.   Transfer of Warrant.

          (a) During the period from [EFFECTIVE DATE] to the First Anniversary Date inclusive, this Warrant shall not be transferred, sold, assigned or hypothecated, except that during such period this Warrant may be transferred (i) to successors in interest of the Holder, or (ii) in whole or in part to any one or more shareholders, directors or officers of the Holder, in each case subject to compliance with applicable Federal and state securities laws and Interpretations of the Board of Governors of the National Association of Securities Dealers, Inc.

          (b) Between [EFFECTIVE DATE+1 YEAR] and the Expiration Date inclusive, this Warrant shall be freely transferable, in whole or in part, subject to the other terms and conditions hereof and to compliance with applicable Federal and state securities laws; provided, however, that this Warrant shall be immediately exercised upon any such transfer to any person or entity that is not a shareholder, director or officer of the Holder and that if this Warrant is not so exercised upon a transfer to any person or entity which is not a shareholder, director or officer of the Holder, that this Warrant shall immediately lapse.

          (c) Any transfer of this Warrant permitted by this Section 3 shall be effected by: (i) surrender of this Warrant for cancellation (with the assignment form at the end hereof properly executed) at the office or agency of the Company referred to in Section 2; (ii) delivery of a certificate (signed, if the Holder is a corporation or partnership, by an authorized officer or partner thereof), stating that each transferee designated in the assignment form is a permitted transferee under this Section 3; and (iii) delivery of an opinion of counsel stating that the proposed transfer may be made without registration or qualification under applicable Federal or state securities laws. This Warrant shall be deemed to have been transferred, in whole or in part to the extent specified, immediately prior to the close of business on the date the provisions of this Section 3(c) are satisfied, and the transferee(s) designated in the assignment form shall become the holder(s) of record at that time and date. The Company shall issue, in the name(s) of the designated transferee(s) (including the Holder if this Warrant has been transferred in part) a new Warrant or Warrants of like tenor and representing, in the aggregate, rights to purchase the same number of shares of Common Stock as are then purchasable under this Warrant. Such new Warrant or Warrants shall be delivered to the record holder(s) thereof within a reasonable time, not exceeding ten business days, after the rights represented by this Warrant shall have been so transferred. As used herein (unless the context otherwise requires), the term "Holder" shall include each such transferee, and the term "Warrant" shall include each such transferred Warrant.

     4. Covenants of the Company. The Company covenants and agrees that all shares of Common Stock which may be issued upon exercise of this Warrant shall, upon issuance in accordance with the terms hereof, be duly and validly issued, fully paid and non-assessable, with no personal liability attaching to the Holder thereof. The Company further covenants and agrees that during the period within which this Warrant may be exercised, the

Company shall at all times have authorized and reserved a sufficient number of shares of Common Stock for issuance upon exercise of this Warrant.

     5. Shareholders' Rights. This Warrant shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company.

     6.   Registration Rights.

          (a)  Certain Definitions.  As used herein, the term:

               (i) "Registrable Securities" shall mean this Warrant and/or the shares of Common Stock issued or issuable upon exercise of this Warrant, as the same shall be so designated by the Holder.

               (ii) "50% Holder" shall mean the Holder(s) of at least 50 percent of the total number of shares of Common Stock comprising the Registrable Securities (whether or not this Warrant has been exercised), and shall include any Holder or combination of Holders.

          (b) "Piggyback" Registration. From the date hereof until the Expiration Date, the Company shall advise the Holder, whether the Holder holds this Warrant or has exercised this Warrant and holds any of the Common Stock, by written notice at least four weeks prior to the filing of any post-effective amendment to the Registration Statement (unless the Company determines that to comply with Federal securities law it must file such post-effective amendment in less than four weeks' time, in which case the Company shall give the Holder the most notice practicable under the circumstances), or of any new registration statement or post-effective amendment thereto under the Act (other than a registration statement on Form S-8 or its counterpart), or any Notification on Form 1-A under the Act, covering any securities of the Company, whether for its own account or for the account of others, and shall, upon the request of the Holder, include in any such post-effective amendment or new registration statement such information as may be required to permit a public offering of any or all of the Registrable Securities of the Holder, all at no expense whatsoever to the Holder (except in the case of any post-effective amendment to the extent as permitted by the Act or the rules and regulations promulgated thereunder), except that each Holder whose Registrable Securities are included in such registration shall bear the fees of its own counsel and any underwriting discounts or commissions applicable to the Securities sold by it.

          (c)  Demand Registration.

               (i) If any 50% Holder shall give notice to the Company, at any time after the First Anniversary Date and prior to the Expiration Date, to the effect that such 50% Holder desires to register under the Act any Registrable Securities under such circumstances that a public distribution (within the meaning of the Act) of any such securities shall be involved, then the Company shall promptly, but no later than 30 days after receipt of such notice, use its reasonable best efforts to file a post-effective amendment to the Registration

Statement or a new registration statement under the Act, to the end that Registrable Securities of such 50% Holder may be publicly sold under the Act as promptly as practicable thereafter, and the Company shall use its best efforts to cause such registration to become effective as soon as possible; provided, however, that such 50% Holder shall furnish the Company with appropriate information in connection therewith as the Company may reasonably request in writing; and provided further that the Company shall then have available current financial statements (unless the unavailability of current financial statements results from the Company's fault or neglect). The 50% Holder may, at its option, cause Registrable Securities to be included in such registration under this Section 6(c) on a maximum of two occasions during the four-year period beginning on the First Anniversary Date and ending on the Expiration Date.

               (ii) Within ten days after receiving any such notice pursuant to this Section 6(c), the Company shall give notice to each other Holder (whether such Holder holds a Warrant or has exercised the Warrant and holds any of the Securities), advising that the Company is proceeding with such post-effective amendment or new registration statement and offering to include therein Registrable Securities held by such other Holders, provided that they shall furnish the Company with such appropriate information in connection therewith as the Company shall reasonably request in writing.

               (iii) All costs and expenses (including without limitation, legal, accounting, printing, mailing and filing fees) of the first such registration effected under this Section 6(c) shall be borne by the Company, except that the Holder(s) whose Registrable Securities are included in such registration shall bear the fees of their own counsel and any underwriting discounts or commissions applicable to the securities sold by them. All costs and expenses of the second such registration effected under this
Section 6(c) shall be borne by the Holder(s) whose Registrable Securities are included in such registration.

               (iv) The Company shall cause each registration statement or post-effective amendment filed pursuant to this Section 6(c) to remain current under the Act (including the taking of such steps as are necessary to obtain the removal of any stop order) for a period of at least six months (and for up to an additional three months if requested by the Holder(s)) from the effective date thereof, or until all the Registrable Securities included in such registration have been sold, whichever is earlier.

          (d)  Further Rights.  The registration rights provided by this
Section 6 may be exercised by the Holder either prior or subsequent to its exercise of this Warrant. A 50% Holder may, at its option, request registration pursuant to Section 6(b) and/or pursuant to Section 6(c), and its request for registration under one such Section shall not affect its right to request registration under the other. The registration rights provided by this Section 6 shall supersede and be prior in right to any registration rights granted by the Company to other holders of its outstanding securities.

          (e) Further Obligations of Company. With respect to all registrations under this Section 6, the Company shall: (i) supply prospectuses and such other documents as the Holder may reasonably request in order to facilitate the public sale or other disposition of the

Registrable Securities; (ii) use its best efforts to register and qualify the Registrable Securities for sale in such states as the Holder designates (provided, however, that in no event shall the Company be required to qualify as a foreign corporation or a dealer in securities or to execute a general consent to service of process); and (iii) do any and all other acts and things which may be necessary or desirable to enable the Holder to consummate the public sale or other disposition of the Registrable Securities.

     7.   Indemnification.

          (a) Indemnification by the Company. As used in this Section 7, the term "Liabilities" shall mean any and all losses, claims, damages and liabilities, and actions and proceedings in respect thereof, including without limitation all reasonable costs of defense and investigation and all attorneys' fees. Whenever pursuant to Section 6 a registration statement relating to any Registrable Securities is filed under the Act, or amended or supplemented, the Company shall indemnify and hold harmless each Holder of Registrable Securities included in such registration statement, amendment or supplement (each, a "Distributing Holder"), and each person (if any) who controls (within the meaning of the Act) the Distributing Holder, and each underwriter (within the meaning of the Act) of such Registrable Securities, and each person (if any) who controls (within the meaning of the Act) any such underwriter, from and against all Liabilities, joint or several, to which the Distributing Holder or any such controlling person or underwriter may become subject, under the Act or otherwise, insofar as such Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement, or any preliminary prospectus or final prospectus constituting a part thereof, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company shall not be liable in any such case to the extent that any such Liabilities arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary prospectus, final prospectus, or amendment or supplement thereto, in reliance upon and in conformity with written information furnished by such Distributing Holder or by any other Distributing Holder for use in the preparation thereof. The foregoing indemnity shall be in addition to any other liability which the Company may otherwise have.

          (b) Indemnification by Holder. The Distributing Holder(s) shall indemnify and hold harmless the Company, and each of its directors, each nominee (if any) named in any preliminary prospectus or final prospectus constituting a part of such registration statement, each of its officers who have signed such registration statement and such amendments or supplements thereto, and each person (if any) who controls the Company (within the meaning of the Act) against all Liabilities, joint or several, to which the Company or any such director, nominee, officer or controlling person may become subject, under the Act or otherwise, insofar as such Liabilities arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in such registration statement, preliminary prospectus, final prospectus, or amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent that such Liabilities arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary prospectus, final prospectus or amendment or supplement thereto in reliance upon and in conformity with written information furnished by such Distributing Holder(s) for use in the preparation thereof. The foregoing indemnity shall be in addition to any other liability which the Distributing Holder(s) may otherwise have.

          (c) Procedure. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party, give the indemnifying party notice of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 7. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

          (d) Limitation. Notwithstanding the foregoing, if the Registrable Securities are to be distributed by means of an underwritten public offering, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with such underwriting are in conflict with the provisions of this Section 7, the provisions of such underwriting agreement shall be controlling, provided that the Holder is a party to such underwriting agreement.

     8. Anti-Dilution. In the event that the outstanding shares of Common Stock are at any time increased or decreased in number, or changed into or exchanged for a different number or kind of shares or other security of the Company or of another corporation through reorganization, merger, consolidation, liquidation, recapitalization or, in the case of Common Stock, stock split, reverse split, combination of shares or stock dividends payable with respect to such Common Stock, sold at below the exercise price of this Warrant, and for other unusual events (other than employee benefit and stock option plans for employees and advisors of the Company) appropriate adjustments shall be made in the number and kind of such securities then subject to this Warrant and in the Exercise Price of this Warrant effective as of the date of such occurrence, so that the position of the Holder upon exercise of this Warrant shall be the same as it would have been had it owned immediately prior to the occurrence of such event the Common Stock subject to this Warrant; provided, however, that in no event shall two adjustments be made for the same event. For example, if the Company declares a 2-for-1 stock dividend or stock split, then the number of shares of Common Stock then subject to this Warrant shall each be doubled and the Share Exercise Price shall each be reduced by 50 percent. Such adjustments shall be made successively whenever any event described by this Section 8 shall occur.

     9. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State, without reference to such State's laws regarding the conflict of laws. The Company submits to the jurisdiction of the state and federal courts located in Monroe County, New York.

     10. Amendment or Waiver. Any provision of this Warrant may be amended, waived or modified upon the written consent of the Company and any 50% Holder; provided, however, that such amendment, waiver or modification applies by its terms to each Holder; and provided further, that a Holder may waive any of its rights or the Company's obligations to such Holder without obtaining the consent of any other Holder.

     In Witness Whereof, Ambassador Eyewear Group, Inc. has caused this Warrant to be signed by its duly authorized officers under its corporate seal and to be dated as of the date set forth on the first page hereof.

                                  Ambassador Eyewear Group, Inc.


                                  By:___________________________
                                  Name:  Barry Budilov
                                  Title:  President and Chief Executive Officer

(Corporate Seal)


Attest:


________________________________
Secretary

                                 Purchase Form


                  (To be signed only upon exercise of Warrant)


     The undersigned, the Holder of the foregoing Warrant, hereby irrevocably elects to exercise the purchase rights represented by such Warrant for, and to purchase thereunder, ________ shares of Common Stock, $.01 par value, of Ambassador Eyewear Group, Inc. (the "Company") and (i) herewith makes payment of an aggregate of $____________ therefor and/or (ii) pursuant to Section 1(c) of such Warrant hereby tenders the right to exercise such Warrant to the extent of ________ shares of Common Stock of the Company. The undersigned requests that the certificates for the shares of such Common Stock be issued in the name(s) of, and delivered to, the person(s) whose name(s) and address(es) are set forth below:

Dated:  _____________________


                                        __________________________________
                                        Name:


                                        __________________________________
                                        Address:


Signatures guaranteed by:


_____________________________


Taxpayer Identification Number:

_____________________________

                                 Transfer Form


                  (To be signed only upon transfer of Warrant)


     FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto ___________________________________________ the right to purchase shares of the Common Stock, $.01 par value per share, of Ambassador Eyewear Group, Inc. (the "Company") represented by the foregoing Warrant to the extent of ____ shares of Common Stock and appoints ________________________ attorney to transfer such rights on the books of the Company, with full power of substitution in the premises.

Dated:  _____________________                _____________________________
                                             Name:

                                             _____________________________
                                             Address


Signatures guaranteed by:


_____________________________


Taxpayer Identification Number:

_____________________________

                            H.J. Meyers & Co., Inc.
                            1895 Mount Hope Avenue
                           Rochester, New York 14620

                               [Effective Date]


Ambassador Eyewear Group, Inc.
3600 Marshall Lane
Bensalem, Pennsylvania 19020


Ladies and Gentlemen:

You have agreed that H.J. Meyers & Co., Inc. ("H.J. Meyers") may act as a finder or financial consultant for you in various Transactions (as hereinafter defined), in which Ambassador Eyewear, Inc. or its subsidiaries (collectively, the "Company") may be involved for a period of 36 months from the date of this Agreement (the "Period").

     1.   DEFINITIONS.

     For the purposes of this Agreement:

          (a) A "Transaction" shall mean any transaction or series or combination of transactions involving the Company, other than in the ordinary course of trade or business, whereby, directly or indirectly, control of, or a material interest in any businesses, assets or properties, is sold, purchased, leased or otherwise transferred, including, without limitation, a sale, purchase or exchange of capital stock or assets, a lease of assets with or without a purchase option, a merger or consolidation, a tender or exchange offer, a leveraged buy-out, a restructuring, a recapitalization, a repurchase of capital stock, an extraordinary dividend or distribution (whether cash, property, securities or a combination thereof), a liquidation, the formation of a joint venture or partnership, a minority investment or any other similar transaction.

          (b) "Consideration" shall mean the total value of all cash, securities, other property and any other consideration, including, without limitation, any contingent, earned or other consideration paid or payable, directly or indirectly, in connection with a Transaction and consideration shall be determined at the closing. The value of any such securities (whether debt or equity) or other property shall be determined as follows:
(1) the value of securities that are freely tradeable in an established public market shall be the last closing market price of such securities prior to the public announcement of the Transaction; and (2) the value of securities which are not freely tradeable or which have no established public market, or if the consideration consists of property other than securities, the value of such securities or other property shall be the fair market value thereof as mutually agreed by the Company and H.J. Meyers. Consideration shall also be deemed to include any indebtedness, including, without limitation, pension liabilities, guarantees and other obligations assumed, directly or indirectly, in connection with, or which survives the closing of, a Transaction. If the consideration to be paid is computed or payable in any foreign currency, the value of such foreign currency shall, for the purposes hereof, be converted into U.S. Dollars at the prevailing exchange rate on the dates on which such consideration is payable.

     2.   H.J. Meyers' Fee.

          (a) If during the Period H.J. Meyers brings to the Company an opportunity for a proposed Transaction, then upon the consummation of any such Transaction (but only if such consummation occurs within 36 months from the date of this Agreement) the Company will pay to H.J. Meyers as a fee the amount provided for in Paragraph 2(c) hereof; provided, however, that H.J. Meyers shall be deemed to have brought an opportunity to the Company for purposes of this Paragraph 2(a) only if the opportunity is at least briefly specifically described in a writing (which need not identify the other parties) signed by H.J. Meyers and received (with receipt acknowledged in writing by the Company) prior to any negotiations between representatives of the Company and representatives of the other party or parties to such Transaction, and such writing signed by H.J. Meyers refers to the Company's obligations under this Section 2.

          (b) If during the Period an opportunity for a proposed Transaction is brought to the Company by someone other than H.J. Meyers, and if the Company in writing retains H.J. Meyers for consultation or other services in connection therewith, then upon the consummation of that transaction, the Company will pay H.J. Meyers as a fee the amount provided for in Paragraph 2(c) hereof.

          (c) The amount to be paid by the Company to H.J. Meyers in any case described in Paragraphs 2(a) or 2(b) hereof shall be calculated based on the Consideration paid to or received by the Company (or its stockholders), as follows: five percent (5%) of the first three million dollars ($3,000,000); three and one-half percent (3.5%) of any consideration greater than three million dollars ($3,000,000) and less than or equal to five million dollars ($5,000,000); and two percent (2%) of any consideration in excess of five million dollars ($5,000,000).

          (d) In addition to those fees payable to H.J. Meyers under the provisions of Paragraph 2 hereof, the Company shall reimburse H.J. Meyers for its out-of-pocket and incidental expenses incurred in connection with the performance by H.J. Meyers of its duties under this Agreement. Such reimbursement shall occur promptly as requested and shall include the fees and expenses of H.J. Meyers' legal counsel and those of any advisor retained by H.J. Meyers, subject, in each case, to prior approval by the Company.

     3. PAYMENT. The fee due to H.J. Meyers hereunder shall be paid by the Company in cash at the closing of the Transaction, without regard to whether the Transaction involves payment in cash, stock or a combination of stock and cash, or is made on an installment sales basis. By way of example, if the Transaction involves securities of the acquiring entity (whether securities of the Company, if the Company is the acquiring party, or securities of another entity, if the Company is the selling party) having a value of

$6,000,000, the cash consideration to be paid by the Company to H.J. Meyers at closing shall be $240,000.

     4. INDEMNIFICATION. The Company hereby agrees to indemnify and hold harmless H.J. Meyers, its respective directors, officers, controlling persons (within the meaning of Section 15 of the Securities Act of 1933 or Section 20(a) of the Securities Exchange Act of 1934), if any, (collectively, "Indemnified Persons" and individually, and "Indemnified Person") from and against any and all claims, liabilities, losses, damages and expenses incurred by any Indemnified Person (including reasonable fees and disbursements of H.J. Meyers and an Indemnified Person's counsel) which (A) are related to or arise out of (i) actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Company or (ii) actions taken or omitted to be taken by an Indemnified Person with the Company's consent or in conformity with the Company's instructions or the Company's actions or omissions or (B) are otherwise related to or arise out of the performance by H.J. Meyers of duties pursuant to this Agreement, and will reimburse H.J. Meyers and any other Indemnified Person for all reasonable costs and expenses, including fees of H.J. Meyers or an Indemnified Person's counsel, as they are incurred, in connection with investigating, preparing for, or defending any action, formal or informal claim, investigation, inquiry or other proceeding, whether or not in connection with pending or threatened litigation, caused by or arising out of or in connection with H.J. Meyers acting pursuant to this Agreement, whether or not H.J. Meyers or any Indemnified Person is named as a party thereto and whether or not any liability results therefrom. The Company will not, however, be responsible for any claims, liabilities, losses, damages, or expenses pursuant to clause (B) of the preceding sentence which are finally judicially determined to have resulted primarily from H.J. Meyers' bad faith or gross negligence. The Company also agrees that neither H.J. Meyers nor any other Indemnified Person shall have any liability to the Company for or in connection with this Agreement except for any such liability for claims, liabilities, losses, damages, or expenses incurred by the Company which are finally judicially determined to have resulted primarily from H.J. Meyers' bad faith or gross negligence. The Company further agrees that the Company will not, without the prior written consent of H.J. Meyers, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not H.J. Meyers or any Indemnified Person is an actual or potential party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of H.J. Meyers and each other Indemnified Person hereunder from all liability arising out of such claim, action, suit or proceeding.

     In order to provide for just and equitable contribution, if a claim for indemnification is made pursuant to these provisions but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification is not available for any reason (except, with respect to indemnification sought solely pursuant to clause (B) of the first paragraph hereof, for the reasons specified in the second sentence thereof), even though the express provisions hereof provide for indemnification in such case, then the Company, on one hand, and H.J. Meyers, on the other hand, shall contribute to such claim, liability, loss, damage or expense for which such indemnification or reimbursement is held unavailable in such proportion as is appropriate to reflect the relative benefits to the Company, on one hand, and H.J. Meyers, on the other hand, in connection with the Transactions contemplated by this Agreement, subject to the limitation that in any event H.J. Meyers' aggregate contribution to all losses, claims, damages, liabilities and expenses to which contribution is available hereunder shall not exceed the amount of fees actually received by H.J. Meyers pursuant to this Agreement.

     The foregoing right to indemnity and contribution shall be in addition to any rights that H.J. Meyers and/or any other Indemnified Person may have at common law or otherwise and shall remain in full force and effect following the completion or any termination of this Agreement.

     It is understood that, in connection with this Agreement, H.J. Meyers may also be engaged to act for the Company in one or more additional capacities, embodied in one or more separate written agreements. This indemnification shall apply to this Agreement, any such additional engagement(s) (whether written or oral) and any modification of this Agreement or such additional engagement(s) and shall remain in full force and effect following the completion or termination of this Agreement or such additional engagements.

     5. CONFIDENTIALITY. Any advice, either oral or written, provided to the Company by H.J. Meyers hereunder shall not be publicly disclosed or made available to third parties without the prior written consent of H.J. Meyers. In addition, H.J. Meyers may not be otherwise publicly referred to without its prior consent.

     6. INFORMATION. In the event H.J. Meyers acts as finder or financial advisor in a transaction, the Company will furnish H.J. Meyers with all information concerning the Transaction which H.J. Meyers reasonably deems appropriate and will provide H.J. Meyers with access to the Company's officers, directors, accountants, counsel and other advisors. The Company represents and warrants to H.J. Meyers that all such information concerning the Company and its affiliates is and will be true and accurate in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstance under which such statements are made. The Company acknowledges and agrees that H.J. Meyers will be using and relying upon such information supplied by the Company and its officers, agents and others and any other publicly available information concerning the Company and its affiliates and any prospective acquiror of the Company, its businesses or assets without any independent investigation or verification thereof or independent appraisal by H.J. Meyers of the Company and businesses or assets.

     7. FINDERS. The Company represents and warrants to H.J. Meyers that there are no brokers, representatives or other persons which have an interest in compensation due to H.J. Meyers from any Transaction in which H.J. Meyers has acted as finder or financial advisor.

     8. ADVERTISEMENTS. H.J. Meyers shall have the right to place advertisements in financial and other newspapers and journals at its own expense describing its services to the Company hereunder in the event a transaction is consummated.

     9. BINDING OBLIGATION. The Company represents and warrants to H.J. Meyers that H.J. Meyers' engagement hereunder has been duly authorized and approved by the Board of Directors of the Company and that this letter agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company.

     10. IN GENERAL. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State, without reference to such State's principles respecting the conflict of laws. The Company submits to the jurisdiction of state and federal courts located in Monroe County, New York. This Agreement sets forth the entire agreement and understanding between the undersigned with respect to its subject matter and supersedes all prior discussions, agreements and understandings of every kind and nature between them with respect thereto. This Agreement shall inure to the benefit of, and be enforceable against, each of the undersigned and their respective successors and assigns.

     Please sign this letter at the place indicated below, whereupon it will constitute our mutually binding agreement with respect to the matters contained herein.

                                       Very truly yours,

                                       H.J. Meyers & Co., Inc.


                                       By:________________________________
                                          Name:  Karl A. Brenza
                                          Title:



ACCEPTED AND AGREED TO:

Ambassador Eyewear Group, Inc.


By:___________________________________________
   Name:  Barry Budilov
   Title:  President and Chief Executive Officer


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